EXHIBIT 23.1

Consent of Independent Certified Public Accountants

Ramp Corporation

New York, New York

            We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32308, 333-85483, 333-100650, 333-103196, 333-105822, 333-110838, 333-112321 and 333-113156) and Form S-8 (Nos. 333-31684, 333-57558 and 333-73578) of Ramp Corporation (formerly known as Medix Resources Inc.) of our report dated February 14, 2003, relating to the consolidated financial statements as of and for the two years in the period ended December 31, 2002, which appears in this Form 10-K.

/s/Ehrhardt Keefe Steiner and Hottman PC

Ehrhardt Keefe Steiner and Hottman PC

Denver, Colorado

April 14, 2004